State  of  Indiana
Office  of  the  Secretary  of  State

ARTICLES  OF  AMMENDMENT
of
MAS  ACQUISITION  XIX  CORP.

I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that Articles of Amendment of the above For-Profit Domestic Corporation have been presented to me at my office, accompanied by the fees prescribed by the provisions of the Indiana Business Corporation Law.

NOW THEREFORE, with this document I certify that said transaction will become effective Friday, March 24, 2000.

In Witness Whereof, I have caused to b be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, March 24, 2000.

SUE  ANNE  GILROY,
SECRETARY  OF  STATE

[Signature]

[Seal]
Seal  of  the  State  of  Indiana,  1816

1997919449  /  2000032722909

[Seal]
Seal  of  the  State  of  Indiana,  1816
State  Form  38333(R8  /  12-96)
Approved  by  State  Board  of  Accounts  1995

SUE  ANN  GILROY
SECRETARY  OF  STATE
CORPORATIONS  DIVISION
302  W.  Washington  St.,  Rm.  EO18
Indianapolis,  IN  46204
Telephone:  (317)  232-6576

Indiana  Code  23-1-38-1  et  seq.
Filing  Fee:  $30.00

ARTICLES  OF  AMENDMENT  OF  THE
ARTICLES  OF  INCORPORATION  OF:

Name  of  Corporation:
MAS  Acquisition  XIX  Corp.

Date  of  Incorporation:
October  7,  1996

The undersigned officers of the above referenced Corporation (hereby referred to as the "Corporation") existing pursuant to the provisions of :

 X   Indiana  Business  Corporation  Law
---

     Indiana  Professional  Corporation  Act  of  1983
---

as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE  I  Amendment(s)

The  exact  text  of  Article(s):   Article III - Authorized Shares   --- of the
                                    -------------------------------
Articles

(Note: If amending the name of corporation, write Article "I" in space above and
write  "The  name  of  the  Corporation  is              "  below.)
                                             ------------

"The aggregate amount of the total authorized capital stock the corporation shall have the authority to issue is Eighty Million (80,000,000) shares of Common Stock, par value $0.001; and Twenty Million (20,000,000) shares of Preferred Stock, par value $0.001. The outstanding shares of Common Stock are subject to a 8,250 for 1 reverse stock split. The capital stock of the Corporation, after the amount of the subscription price has been paid in money, property, or services, as the Directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular."

[Filing  Stamp]

Received
Corporations  Div.
00  March  24  PM  4:23
SUE  ANN  GILROY


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ARTICLE  II

Date  of  each  amendment  adoption:
March  3,  2000

ARTICLE  III  Manner  of  Adoption  and  Vote

Mark applicable section: NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.

 X   SECTION 1:  This  Amendment  was  adopted  by  the  Board  of  Directors or
---
incorporators  and  shareholder  action  was  not  required.

     SECTION 2:  The shareholders of the Corporation entitled to vote in respect
---
to  the  amendment adopted the proposed amendment. The amendment was adopted by:
(Shareholder  approval  must  be  either  A  or  B)

A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:
       ____  Shares  entitled  to  vote.
       ____  Number  of  shares  represented  at  the  meeting
       ____  Shares  voted  in  favor.
       ____  Shares  voted  against.

B. Unanimous written consent executed on _____________, 19____ and signed by all shareholders entitled to vote.
C.
D.     ARTICLE  IV  Compliance  with  Legal  Requirements
E.
F. The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 3rd day of March, 2000.

Signature  of  current  officer  or  chairman  of  the  board
[signature]

Printed  name  of  officer  of  chairman  of  the  board
Aaron  Tsai

Signature's  title:

President  and  Sole  Director


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